UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 28, 2019 (January 25, 2019)

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Form 8-K/A") is an amendment to the Current Report of Form 8-K of Bank of Hawaii Corporation, dated January 25, 2019 (the "Original Form 8-K").  This Form 8-K/A is being filed for the purpose of correcting fiscal year end date from 10/24 to 12/31.  No other changes were made to the Original Form 8-K.

Item 5.02 (d)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2019, the Board of Directors of Bank of Hawaii Corporation (the “Company”), in accordance with the provisions of the Company’s Certificate of Incorporation and By-Laws (the “Corporate Documents”), increased the authorized number of directors of the Company from 12 to the authorized number of 14. Further, in accordance with the provisions of the Corporate Documents, the Board of Directors of the Company elected John C. Erickson and Joshua D. Feldman to serve as independent directors of the Company in the newly created directorships resulting from the increase in the authorized number of directors from 12 to 14, to serve until the annual election of directors at the Company’s next annual shareholder meeting, subject to their earlier death, disqualification, resignation or removal. Mr. Erickson will serve as a member of the Company’s Nominating and Corporate Governance Committee and Audit and Risk Committee. Mr. Feldman will serve as a member of the Company’s Nominating and Corporate Governance Committee and Human Resources and Compensation Committee. Mr. Erickson and Mr. Feldman will participate in the existing director compensation and restricted stock program, pro-rated to reflect the remaining balance of the annual director term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary